Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89576) of EnPro Industries, Inc. Retirement Savings Plan for Hourly Employees and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees of our report dated June 10, 2004 relating to the financial statements of the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
June 24, 2004